EXHIBIT 10.15

   Dated                                                                 1999
          --------------------------------------------------------------

                                  (1) INVU INC

                                     - and -

                        (2) VERTICAL INVESTMENTS LIMITED

                                     - and -

                             (3) ALAN DAVID GOLDMAN

                                     - and -

               (4) DAVID MORGAN, JOHN AGOSTINI and PAUL O'SULLIVAN

                                     - and -

                            (5) INVU SERVICES LIMITED

                                     - and -

                                (6) TOM MAXFIELD





                      -------------------------------------

                             SUPPLEMENTAL AGREEMENT
                      -------------------------------------


                               Teacher Stern Selby
                                37/41 Bedford Row
                                 London WC1R 4JH
                               Tel: 0207 242 3191
                               Fax: 0207 242 1156
                             Email: tss@tsslaw.co.uk
                   Ref: ALPHA/VERTICAL-SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made the           day of                  1999

BETWEEN:-

(1) INVU INC a company organized and existing under the laws of the state of Colorado (whose shares trade on the NASD OTC Bulletin Board) whose principal place of business is at The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire, NN 17 3DB (the "Company").

(2) VERTICAL INVESTMENTS LIMITED (Company number: 71185) a company registered in Jersey whose registered office is at Eagle House, Don Road, St Helier, Jersey, Channel Islands JE1 ("Vertical Investments") and ALAN DAVID GOLDMAN of 13 Fernville Road, Gosforth, Newcastle upon Tyne NE3 4HT ("Mr Goldman") (together the "Investor").

(3) DAVID MORGAN of 6 Andrews Close, Leire, Leicestershire LE17 5ER, JOHN AGOSTINI of 19 Priors Park, Emmerson Valley, Milton Keynes MK4 2BT and PAUL O'SULLIVAN of 23 Denton, Horton, Northamptonshire NN7 2BE (the "Executive Directors").

(4) INVU SERVICES LIMITED (a company registered in England and Wales under number 3319922), whose registered office is c/o McFadden Pilkington and Ward, City Tower, Level 4, 40 Basinghall Street, London EC2V 5DE (the "Guarantor").

(5)      TOM MAXFIELD of [                                     ] ("Mr Maxfield")

WHEREAS:-

(A) This Agreement is supplemental to the Investment Agreement made between Parties (1) to (4) dated l7th August 1999 (the "Investment Agreement") whereby the Investor advanced an aggregate of US$1,000,000 (the "Investment") to the Company.

(B) The Parties acknowledge that it was always the intention that one third of the Investment be advanced to the Company by Mr Maxfield. The Parties now agree that one third of the Investment should be considered made by Mr Maxfield as, if he were a party to the Investment Agreement, on the terms and conditions set out in this Agreement.

IT IS AGREED AS FOLLOWS:-

1.       DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement except as otherwise provided or where the context requires otherwise, words and expressions shall have the same meanings as given to them in the Investment Agreement.



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1.2      References  to statutes or statutory  provisions  shall be construed as
         including  references  to  any  statutory  modification   consolidation
         re-enactment or amendment (whether before or after the date hereof) for the time being in force all statutory instruments or orders made pursuant thereto or any statutory provisions of which they are consolidations re-enactments modifications or amendments.

1.3 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any gender include all genders; words denoting the whole include any part thereof.

1.4 References to Clauses Sub-Clauses or Schedules are references to clauses or sub-clauses of or schedules to this Agreement.

1.5 Clause headings are for ease of reference only and do not affect the construction of this Agreement.

1.6 References to any Party shall (where the context so admits) include his personal representatives his estate or trustees in bankruptcy.

1.7 Words denoting an obligation on a Party to do an act matter or thing include an obligation to procure that it be done and words placing a Party under a restriction include an obligation not to permit infringement of the restriction.


2.       AGREEMENT
         ---------

2.1 In consideration of the obligations and agreements of Mr Maxfield in clause 3 the Parties agree that any reference to "Investor" in the Investment Agreement shall be deemed to include Mr Maxfield and all obligations, warranties, conditions or other covenants given to or by the Investor in the Investment Agreement shall also apply as if they were also given by or to Mr Maxfield as if he were an original party to the Investment Agreement.

2.2 For the avoidance of doubt the obligations under and the benefits accruing to the Investors under the Investment Agreement and the Loan Stock instruments shall be borne by Mr Goldman, Vertical Investments and Mr Maxfield in three equal proportions.

2.3 Subject to clauses 2.1 and 2.2 the Investment Agreement shall continue in full force and effect.


3.       OBLIGATIONS OF TOM MAXFIELD
         ---------------------------

3.1 Upon the signing of this Agreement Mr Maxfield shall pay to Mr Goldman the sum of (pound)207,451.66 which shall represent one third of the Investment.



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3.2      Mr Maxfield agrees to comply with the terms of the Investment Agreement in so far as they relate to the Investor, as if he were an original party to the Investment Agreement.

3.3 Pursuant to clause 12 of the Loan Stock Instruments Mr Maxfield acknowledges that:-

3.3.1 by acceptance of the Loan Stock Certificate, he is acquiring the Loan Stock and the Common Shares issuable upon conversion thereof for his own account, not as a nominee or agent, and not with a view to, or for the resale or distribution of any part thereof except in compliance with the Registration Requirements and that he has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3.2 that by acceptance of the Loan Stock Certificate, he acknowledges that, because he has not been registered under the Securities Act the Loan Stock and the Common Shares issuable upon conversion thereof must be held indefinitely unless subsequently registered under the Securities Act or any exemption from such registration is available.

3.4 Mr Maxfield acknowledges that Daniel Goldman is and will remain for the time being the first Investor Director.

3.5 Mr Maxfield hereby indemnifies and shall keep indemnified Mr Goldman and Vertical Investments against any costs, claims, demands, expenses or any other loss incurred by them prior to the date of this Agreement in connection with the one third of the Investment being transferred to Mr Maxfield.


4.       COMPLETION
         ----------

4. The Patties agree to use their best endeavours, to procure that follow-ing the signing of this Agreement:-

4.1 the Company shall issue to Mr Goldman, Vertical Investments and Mr Maxfield the following Loan Stock Certificates:-


INVESTOR NAME                       LOAN STOCK "A"                LOAN STOCK "B"

Mr. Goldman                         US$200,000                    US$133,334

Vertical Investments                US$200,000                    US$133,333

Mr Maxfield                         US$200,000                    US$133,333

and shall update the register to be maintained by the Company in relation to the Loan Stock.



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4.2      Vertical  Investments  agrees to  transfer  75,000  of the  Transferred
         Shares to Mr Maxfield by executing the appropriate stock transfer form and delivering the same to the authorized transfer agent and the Company agrees thereafter to enter Mr Maxfield's name in its register of members.


5.       COSTS
         -----

         Pursuant to Clause 5 of tile Investment Agreement the Company will pay all reasonable expenses (including reasonable solicitors' fees and expenses) incurred by Mr Goldman and Vertical Investments in relation to this Agreement. The other Parties shall bear their own costs.


6.       NOTICES
         -------

6.1 Any notice or other communication to be given under this Agreement shall be in writing and shall be delivered personally or sent by first class pre-paid post telex or facsimile transmission. The addresses for service of the Parties shall be the addresses stated at the beginning of this Agreement, except that the address for service for the Guarantor shall be The Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire, NN17 3DB (provided that any Party may by written notice served in accordance with this Clause substitute another address in England which shall then become that Party's address for service).

6.2 All notices and other communications shall be deemed to have been served as follows:-

         (a)      if personally delivered at the time of delivery;

         (b) if posted at the expiration of 48 hours after tile envelope containing the same was delivered into the custody of the postal authorities; and

         (c) if communicated by telex or facsimile transmission at the time of transmission.

6.3 In proving such service it shall be sufficient to prove that personal delivery was made or that the envelope containing such notice or other communication was properly addressed and delivered into the custody of the postal authorities as a pre-paid first class letter or that the telex transmission was made and the recipient's "answerback" received the same transmission or that the facsimile transmission was made evidenced by the relevant activity report.

6.4 The deemed service provisions set out in Clause 6.2 do not apply to a notice served by post if there is a national or local suspension, curtailment or disruption of postal services which affect the collection of such notice or if that notice cannot reasonably be expected


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         to be delivered  within 48 hours of positing,  in which case the notice shall be served when actually delivered.


7.       GOVERNING LAW
         -------------

         The construction, validity and performance of this Agreement shall be governed by the laws of England and the Parties submit to the exclusive jurisdiction of the English courts.


8.       MISCELLANEOUS
         -------------

8.1 No failure to exercise or delay in exercising or enforcing any right or remedy under this Agreement shall constitute a waiver thereof and no single or partial exercise or enforcement of any right or remedy under this Agreement shall preclude or restrict the further exercise or enforcement of any such right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

8.2 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

8.3 All provisions of this Agreement shall so far as they are capable of being performed continue in full force and effect notwithstanding completion of this Agreement.

8.4 This Agreement may be amended only by a written document signed by all the parties.

8.5 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

Executed and delivered by the Parties as a Deed on the date first above written.



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EXECUTED as a DEED and DELIVERED                           )
by INVU INC acting by two directors/director               )
and Secretary                                              )
                                                              Director
                                                              Director/Secretary


EXECUTED as a DEED and DELIVERED                           )
by ALAN DAVID GOLDMAN                                      )
in the presence of.-                                       )


EXECUTED as a DEED and DELIVERED                           )
by VERTICAL INVESTMENTS LIMITED                            )
acting by two directors/director and Secretary             )

                                                              Director
                                                              Director/Secretary


EXECUTED as a DEED and DELIVERED                           )
by DAVID MORGAN                                            )
in the presence of:-                                       )


EXECUTED as a DEED and DELIVERED                           )
by JOHN AGOSTINI                                           )
in the presence of:-                                       )


EXECUTED as a DEED and DELIVERED                           )
by PAUL O'SULLIVAN                                         )
in the presence of:-                                       )


EXECUTED as a DEED and DELIVERED                           )
by INVU SERVICES LIMITED acting by                         )
two directors/director and Secretary                       )

                                                              Director
                                                              Director/Secretary


EXECUTED as a DEED and DELIVERED                           )
by TOM MAXFIELD                                            )
in the presence of:-                                       )


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